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                                                                    EXHIBIT 4.02

                               STOCK OPTION GRANT
                               ------------------
                            (Incentive Stock Option)


     THIS STOCK OPTION GRANT, dated as of _______________ (the "Date of Grant"), is delivered by UniCAD, INC., a Massachusetts Corporation (the "Company"), to __________________________, an associate of the Company (the "Grantee").

                                    RECITALS
                                    --------

     A. The UniCAD, INC. Stock Option Plan (the "Plan") provides for the grant of stock options to directors, officers, employees, consultants, and other key associates of the Company to purchase shares of Common Stock of the Company, par value U.S. $.01 (the "Shares"), in accordance with the terms and conditions of the Plan.

     B. The Board of Directors of the Company (the "Board") has determined that it would be to the advantage and interest of the Company to make the grant provided for herein as an inducement for the Grantee to continue as an associate of the Company, to materially contribute to the growth of the Company, and to promote the best interests of the Company.

     NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

1.   Grant of Option
     ---------------

     Subject to the terms and conditions hereinafter set forth, the Company, with the approval and at the direction of the Board, hereby grants to the Grantee an option to purchase the number of Shares at the option price set forth below (the "Option").

     A. Incentive Stock Option to purchase ___ shares at an option price of U.S. ___ per Share, which shall be exercisable to the extent the Option is vested as determined in accordance with Section 6 hereof. The right of the Grantee to purchase Shares may be exercised in whole at any time, or in part from time to time, prior to termination pursuant to Section 5 hereof.

2.   Nature of Option
     ----------------

     The Option designated hereunder shall be an Incentive Stock Option under the U.S. Internal Revenue Code of 1986, as amended (the "Code"). The Board or any Committee it appoints shall have the exclusive right to interpret and construe the Option in accordance with its discretion and pursuant to the terms of the Plan, and its decisions shall be conclusive as to any question arising hereunder. The aggregate fair market value of the Common Stock of the Company on the date of this Grant with respect to which Incentive Stock Options are exercisable for the first time by the Grantee during any calendar year under the Plan shall not exceed $100,000.
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3.   Restrictions on Exercise
     ------------------------

     During the Grantee's lifetime, exercise of the Option shall be solely by the Grantee and, after the Grantee's death, the Option shall be exercisable (subject to the limitations specified in the Plan) solely by the personal representatives of the Grantee, or by the person or persons who acquire the right to exercise the Option by will or by the laws of descent and distribution to the extent that the Option was exercisable as of the date of the Grantee's death unless modified under Section 6 hereof.

4.   Exercise Procedures
     -------------------

     The Grantee may exercise the Option with respect to all or any part of the Shares then subject to such exercise by giving the Secretary of the Company written notice of intent to exercise in the manner provided in Section 12 hereof. Such notice shall indicate the exercise of any Option and specify the number of Shares desired at the price specified above and the date of delivery thereof, which date shall be at least 15 days after the giving of such notice unless an earlier date shall have been mutually agreed upon. On such delivery date, the Company shall deliver to the Grantee at the office of the Company in Massachusetts, or such other place as may be mutually acceptable to the Company and the Grantee, a certificate or certificates for such Shares against payment by the Grantee of the applicable exercise price in cash. The obligation of the Company to deliver Shares upon such exercise of the Option shall be subject to all applicable laws, rules, regulations, and such approvals by governmental agencies as may be deemed appropriate by the Board, including, among other things, such steps as Company counsel shall deem necessary or appropriate to comply with relevant securities laws and regulations. All obligations of the Company hereunder shall be subject to the rights of the Company as set forth in the Plan to withhold amounts required to be withheld for any taxes. If the Grantee fails to accept delivery of, or to pay for, any of the Shares specified in such notice upon tender of delivery thereof, the Grantee's right to purchase such undelivered Shares may be terminated at the sole discretion of the Board. The date that notice of an election to exercise is received by the Company shall be deemed the date of exercise hereunder.

5.   Term of Option
     --------------

     The Option granted hereunder shall have a term of ten (10) years from the Date of Grant and shall terminate at the expiration of that period, unless it is terminated at an earlier date pursuant to the further provisions of this Agreement.

     The Option shall automatically terminate upon the happening of certain events, including:

     (i) three months and one day following the Grantee's termination from service as an associate of the Company, for any reasons other than disability or death; or
     (ii) one year from the date of the Grantee's termination as an associate in the case of death or permanent and total disability within the meaning of Section 22(e)(3) of the Code ("Disability").

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6.   Right to Exercise Option
     ------------------------

     As of May 31, 1996, twenty-eight percent (28%) of the shares granted
           ------------
hereunder shall be exercisable. At the close of each month thereafter, two percent (2%) of the number of shares granted hereunder shall become exercisable. Any exercisable fractional shares shall be rounded upwards to the nearest whole share. Any portion of the Option granted that is not yet exercisable shall lapse, with no right to exercise, immediately upon the termination for any reason of the Employee's employment with the Company.

     The foregoing notwithstanding, the Grantee shall not be entitled to exercise the Option on or after a determination by the Board or any Committee appointed by the Board that the Company has "cause" to terminate the Grantee's association with the Company which shall include:

     (a) the commission by the Grantee of any act of malfeasance, wrongdoing, or gross negligence that adversely affects the Company; or
     (b) the Grantee's breach of any agreement with the Company, in which case the unexercised portion of the Option and any all rights hereunder shall immediately terminate and be void.

7.   Grant Subject to Certain Provisions
     -----------------------------------

     This grant is made pursuant to the terms of the Plan, the terms of which are incorporated herein by reference, and shall in all respects be interpreted in accordance therewith. The granting and exercise of the Option are subject to provisions of the Plan and to interpretations, regulations, and determinations concerning the Plan established from time to time by the Board in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to:

            (i) rights and obligations with respect to withholding taxes;
           (ii) capital or other changes of the Company; and
          (iii) other requirements of applicable law.

A copy of the Plan will be furnished to each Grantee upon request. Additional copies may be obtained from the Secretary of the Company. The Grantee's rights under and in connection with the Shares received upon the exercise of the Option shall also be subject to the Shareholders' Agreement between the Grantee and the Company which the Grantee shall execute at the time of execution of this Stock Option Grant, a copy of the form of which is attached to the Plan as Exhibit "A".

8.   No Rights to Continue as an Associate
     -------------------------------------

     Neither the granting of the Option nor any other action taken with respect to the Option or the Plan shall confer upon the Grantee any right to continue as an associate of the Company or shall interfere in any way with the right of the Company to terminate the Grantee's association with the Company at any time. Except as may be otherwise limited by another written

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agreement, the right of the company to terminate Grantee's association with it at any time is specifically reserved.

9.   No Stockholder Rights
     ---------------------

     Neither the Grantee, nor any person entitled to exercise the Grantee's rights in the event of the Grantee's death, shall have any of the rights and privileges of a stockholder with respect to the Shares subject to the Option, except to the extent that certificates for such shares shall have been issued upon the exercise of the Option as provided herein.

10.  Assignment and Transfers
     ------------------------

     The rights and interests of the Grantee under the Agreement are subject to the terms and conditions of the Plan and the Shareholders' Agreement, a copy of which the Grantee has executed this same date, a copy of which is attached hereto as Exhibit A, and may not be sold, assigned, encumbered, or otherwise transferred except, in the event of the death of the Grantee, by will or by the laws of descent and distribution. In the event of any attempt by the Grantee to alienate, assign, pledge, hypothecate, or otherwise dispose of the Option or any right hereunder, except as provided for herein, or in the event of the levy of any attachment, execution or similar process upon the rights or interest hereby conferred, the Company may terminate the Option by notice to the Grantee and the Option and all rights hereunder shall thereupon become null and void.

11.  Applicable Law
     --------------

     The validity, construction, interpretation, and effect of this instrument shall be governed by and determined in accordance with the laws of the Commonwealth of Massachusetts.

12.  Notice
     ------

     Any notice to the Company provided for in this instrument shall be addressed to it in care of its Secretary. Notice to the Grantee shall be addressed to such Grantee at the current address shown on the records of the Company, or to such other address as the Grantee may designate to the Company in writing. Any notice provided for hereunder shall be delivered by hand, sent by telecopy, telex, or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage and registry fee prepaid, in a post office or branch post office regularly maintained by the Canadian or United States Postal Service.

GRANTEE                           UniCAD, INC.

                                  By:
- --------------------------------      ----------------------------------

                                  Its:
- --------------------------------      ----------------------------------
Witness

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